Exhibit 10.61

PREPARED BY AND WHEN

RECORDED RETURN TO:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention: Russell W. Oshman

MORTGAGE

(WITH SECURITY AGREEMENT AND FINANCING STATEMENT)

BY

CHEYENNE LOGISTICS LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS GRANTOR

TO

HOLLYFRONTIER CORPORATION,

A DELAWARE CORPORATION

AS MORTGAGEE

DATED EFFECTIVE AS OF JANUARY 31, 2012

THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR) AND MORTGAGEE (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

MORTGAGE

(WITH SECURITY AGREEMENT AND FINANCING STATEMENT)

This MORTGAGE (WITH SECURITY AGREEMENT AND FINANCING STATEMENT) (hereinafter referred to as this “Mortgage”), is entered into effective as of the 31st day of January, 2012, by CHEYENE LOGISTICS LLC, a Delaware limited liability company (“Grantor”), having an address for notice at 2828 N. Harwood, Suite 1300, Dallas Texas 75201, to and for the benefit of the herein below defined Mortgagee.

W I T N E S S E T H:

ARTICLE 1

DEFINITIONS

1.1	Definitions. As used herein, the following terms shall have the following meanings:

(a) Asset Leases. All leases of real property now or hereafter entered into or acquired by Grantor on which all or a part of the Assets are located, including, without limitation, the leases described on Exhibit B, if any.

(b) Assets. The pipelines, storage tanks, loading and/or unloading racks, and other assets described on Exhibit A.

(c) Affiliate: With respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (i) with respect to any Person having voting shares or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, shares or the equivalent representing more than 50% of the power to vote in the election of directors, managers or Persons performing similar functions, (ii) ownership of more than 50% of the equity or equivalent interest in any Person and (iii) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

(d) Contracts: The contracts, agreements, leases and other legally binding rights and obligations of Grantor, to the extent such contracts, agreements, leases or other legally binding rights or obligations cover, include or relate to all or any portion of the Real Property or the Assets, if any, but excluding those contracts and agreements constituting Leases and Easements.

(e) Easements: All easements, rights-of-way, property use agreements, line rights and real property licenses required to operate the Assets now or hereafter entered into or acquired by Grantor, including, without limitation, the easements, rights-of-way, property use agreements, line rights and real property licenses described on Exhibit B, if any.

(f) Equipment. To the extent same do not constitute Improvements, any and all fittings, cathodic protection ground beds, rectifiers, other cathodic or electric protection devices, tanks, machinery, engines, pipes, pipelines, valves, valve boxes, connections, gates, scraper trap extenders, telecommunication facilities and equipment (including microwave and other transmission towers), lines, wires, computer hardware, fixed or mobile machinery and equipment, vehicle refueling tanks, pumps, heating and non-pipeline pumping stations, fittings, tools, furniture and metering equipment now owned or hereafter acquired by Grantor.

(g) Event of Default: Any happening or occurrence described in Article 7 of this Mortgage.

(h) Fee Land. All parcels of fee simple real property now or hereafter owned by Grantor on which any part of the Assets are located including, without limitation, the property held in fee by Grantor described on Exhibit B, if any

(i) Fixtures: All materials, supplies, equipment, apparatus and other items now or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with (temporarily or permanently) the Real Property or the Assets, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

(j) Frontier Refining. Frontier Refining LLC, a Delaware limited liability company.

(k) Governmental Entity: Any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America or any foreign country, or any state, county, municipality or local governmental body or political subdivision or any such other foreign country.

(l) Grantor: The above defined Grantor, whether one or more, and any and all subsequent owners of the Mortgaged Property or any part thereof.

(m) HEP. Holly Energy Partners, L.P., a Delaware limited partnership.

(n) HEP Operating. Holly Energy Partners – Operating, L.P., a Delaware limited partnership.

(o) Impositions: All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof.

(p) Improvements: All structures, fixtures and appurtenances located on the Real Property, and now or hereafter owned by Grantor, including, without limitation, the Assets (to the extent the same constitute structures, fixtures or appurtenances located on the Real Property and are now or hereafter owned by Grantor).

(q) Leases: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, the Mortgaged Property, and all other agreements, such as utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, save and except any and all Asset Leases and any other leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Real Property.

(r) Legal Requirements: (i) Any and all laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity, and (ii) to the extent not covered by clause (i) immediately above, any and all requirements of permits, licenses, certificates, authorizations, concessions, franchises or other approvals granted by any Governmental Entity.

(s) Mortgage: Shall have the meaning set forth in the introductory paragraph hereof.

(t) Mortgaged Property: The Subject Property, together with:

(i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Real Property or any part thereof; and

(ii) all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein; and

(iii) all other property and rights of Grantor of every kind and character to the extent specifically relating to and used or to be used solely in connection with the foregoing property, and all proceeds and products of any of the foregoing.

As used in this Mortgage, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein. Notwithstanding anything to the contrary herein, in no event shall the term “Mortgaged Property” include any Product owned by third parties that may be shipped through or stored at or in any of the Mortgaged Property.

(u) Mortgagee: HollyFrontier Corporation, a Delaware corporation whose address for notice hereunder is 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

(v) Obligations: Shall have the meaning given such term in Section 2.1.

(w) Permits: All permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals now or hereafter granted by any Governmental Entity to Grantor or its predecessors in interest pertaining solely to the ownership or operation of the Assets, including, without limitation, right-of-way permits from railroads and road crossing permits or other right-of-way permits from Governmental Entities, in each case to the extent the same are assignable.

(x) Permitted Encumbrances: Any of the following matters:

(i) any (A) inchoate liens, security interests or similar charges constituting or securing the payment of expenses which were incurred incidental to the ownership and operation of the Assets (collectively, the “Operations”) or the operation, storage, transportation, shipment, handling, repair, construction, improvement or maintenance of the Mortgaged Property, and (B) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’, warehousemen’s, barge or ship owner’s and carriers’ liens or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of the Operations or the ownership and operation of the Mortgaged Property, securing amounts the payment of which is not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (ii) any liens or security interests for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (iii) any liens or security interests reserved in leases, rights of way or other real property interests for rental or for compliance with the terms of such leases, rights of way or other real property interests, provided payment of the debt secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business with any action or proceeding to foreclose or attach any of the Mortgaged Property on account thereof properly stayed; (iv) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Mortgaged Property or on which any part of the Mortgaged Property is located; (v) all liens (other than liens for borrowed money), security interests, charges, easements, restrictive covenants, encumbrances, contracts, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting or encumbering title to the Mortgaged Property which individually or in the aggregate are not such as to unreasonably or materially interfere with or prevent any material operations conducted on the Mortgaged Property; (vi) rights reserved to or vested in any Governmental Entity to control or regulate any of the Mortgaged Property or the Operations and all Legal Requirements of such authorities, including any building or zoning ordinances and all environmental laws; (vii) any contract, easement, instrument, lien, security instrument, permit, amendment, extension or other matter entered into by a party in accordance with the terms of the Purchase Agreement (as hereinafter defined) or in compliance with the approvals or directives of the other parties made pursuant to such Purchase Agreement; (viii) all Post-Closing Consents (as defined in the Purchase Agreement or any instrument securing the Senior Bank Liens); (ix) defects in the early chain of the title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless such failure or omission results in another Person’s superior claim of title to the Easements or relevant portion thereof; (x) any assertion of a defect based on a lack of a survey with respect to the Assets; (xi) any title defect affecting (or the termination or expiration of) any easement, right of way, leasehold interest or fee interest affecting all or any portion of the Real Property which has been replaced prior to the date of this Mortgage by an easement, right of way, leasehold interest or fee interest covering substantially the same land or the portion thereof used by Mortgagee or its Affiliates; and (xii) all Senior Liens.

(y) Person: An individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including, without limitation, any Governmental Entity.

(z) Personalty: The Equipment and all other personal property (other than the Fixtures) and intangible assets of any kind or character as defined in and subject to the provisions of the Uniform Commercial Code Article 9 — Secured Transactions, as the same is codified and in effect in Wyoming, which are now or hereafter located or to be located upon, within or about the Real Property, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

(aa) Product: Crude oil, gas oil, diesel, kerosene, casinghead, naphtha, normal butane and isobutane transported through or stored in or at the Assets.

(bb) Purchase Agreement: That certain LLC Interest Purchase Agreement dated effective as of November 1, 2011, among Mortgagee, Frontier Refining and Frontier El Dorado Refining LLC, a Delaware limited liability company, as sellers, HEP Operating, as buyer, and HEP.

(cc) Real Property: Collectively, the Fee Land, the real property subject to the Asset Leases, the real property subject to the Easements, and any Improvements now or hereafter located on any of the foregoing.

(dd) Records: All records and documents now or hereafter acquired by Grantor relating solely to the ownership, condition or operation of the Subject Property.

(ee) Security Documents: This Mortgage and any and all other documents now or hereafter executed by Grantor or any other Person to evidence or secure the performance of the Obligations.

(ff) Senior Bank Liens: Collectively, (i) each lien and security interest in all or any portion of the Mortgaged Property heretofor or hereafter granted by Grantor or its

Affiliates under the Senior Credit Agreement, and (ii) each lien and security interest in all or any portion of the Mortgaged Property hereafter granted by any Person who acquires an interest in all or any portion of the Mortgaged Property securing senior debt of such Person.

(gg) Senior Credit Agreement. The Second Amended and Restated Credit Agreement dated as of February 14, 2011 (as hereafter renewed, extended, amended, supplemented and/or restated from time-to-time) among HEP Operating, as borrower, the lenders party thereto from time to time (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”), and Wells Fargo Bank, N.A. as administrative agent for the Lenders and the Issuing Banks.

(hh) Senior Lien: Collectively, the Senior Bank Liens and each other lien and security interest as to which the lien and security interest granted pursuant to this Mortgage shall be subordinated thereto pursuant to the terms of a Subordination, Non-Disturbance and Attornment Agreement in substantially the form of Attachment 1 hereto executed by the Mortgagee and the holder of such lien and security interest and recorded in the real property records of Laramie County, Wyoming.

(ii) Subject Property: All of the following assets, properties and rights, whether real, personal or mixed, which are owned or held for use by Grantor solely in connection with the ownership or operation of the Assets:

(i) The Assets;

(ii) The Fee Land;

(iii) The Asset Leases;

(iv) The Easements;

(v) The Improvements;

(vi) The Equipment;

(vii) The Contracts;

(viii) Intellectual property rights and related computer software;

(ix) The Permits; and

(x) The Records.

(jj) Taxes: Any and all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, leases, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, or assessments.

(kk) Throughput Agreement: Subject to Section 11.20, that certain Tankage, Loading Rack and Crude Oil Receiving Throughput Agreement (Cheyenne) dated effective as of November 1, 2011, by and between Frontier Refining and Grantor, as such agreement has been amended to date or may be amended, amended and restated, replaced, or otherwise modified at any time in the future.

(ll) UCC. The Uniform Commercial Code, as codified and in effect in the State of Wyoming.

ARTICLE 2

GRANT

2.1	Grant To secure and enforce the prompt performance and compliance by Grantor of all obligations set forth for such Persons in the Throughput Agreement, plus all claims (as such term is defined in the Bankruptcy Code) of or damages owed to the Mortgagee and/or Frontier Refining against Grantor and/or the Mortgaged Property resulting from any rejection of the Throughput Agreement by any such Person in any bankruptcy or insolvency proceeding involving Grantor, and any reasonable costs and expenses (including, but not limited to, attorneys’ and experts’ fees and court costs) incurred by Mortgagee in enforcing and exercising its rights hereunder (collectively, the “Obligations”), Grantor hereby MORTGAGES, GRANTS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS, WITH THE POWER OF SALE, unto Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, forever, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof other than against any holder of any Senior Lien; provided, however, that this grant shall terminate upon the full performance and discharge of all of the Obligations and in accordance with the other terms set forth herein.

2.2	Maximum Secured Indebtedness. THE OUTSTANDING INDEBTEDNESS SECURED BY PROPERTY LOCATED IN WYOMING SHALL NOT AT ANY ONE TIME EXCEED THE AGGREGATE MAXIMUM AMOUNT OF $130,000,000.00, WHICH SHALL CONSTITUTE THE MAXIMUM AMOUNT AT ANY TIME SECURED HEREBY. THE OBLIGATIONS WILL, SUBJECT TO EXTENSION OF THE THROUGHPUT AGREEMENT, EXPIRE AND MATURE ON OCTOBER 31, 2026.

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Mortgagee as follows:

3.1	Organization and Power. Grantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has complied with all conditions prerequisite to its doing business in the State of Wyoming, and has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2	Validity of Security Documents. The execution, delivery and performance by Grantor of the Security Documents (a) are within Grantor’s powers and have been duly authorized by Grantor’s general partner, sole member or other necessary parties, and all other requisite action for such authorization has been taken; (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Grantor’s property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute the legal, valid and binding obligations of Grantor and others obligated under the terms of the Security Documents, in accordance with their respective terms.

3.3	Lien of this Instrument. Subject to the Senior Liens, this Mortgage constitutes a valid and subsisting mortgage and Mortgage lien on the Real Property and the Fixtures and a valid, subsisting security interest in and to, and a valid assignment of, the Personalty and Leases, all in accordance with the terms hereof.

3.4	Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Grantor threatened, against or affecting the Grantor as a result of or in connection with Grantor’s entering into this Mortgage, or involving the validity or enforceability of this Mortgage or the priority of the liens and security interests created by the Security Documents, and no event has occurred (including specifically Grantor’s execution of the Security Documents) which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Grantor’s property other than the liens and security interests created by the Security Documents.

ARTICLE 4

AFFIRMATIVE COVENANTS OF GRANTOR

Grantor hereby unconditionally covenants and agrees with Mortgagee that, except for the Permitted Encumbrances, Grantor will protect the lien and security interest status of this Mortgage and except for the Permitted Encumbrances, will not, without the prior written consent of Mortgagee, place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property with, any other lien or security interest of any nature whatsoever (statutory, constitutional or contractual) regardless of whether same is allegedly or expressly inferior to the lien and security interest created by this Mortgage, and, if any such lien or security interest is asserted against the Mortgaged Property, Grantor will promptly, at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released and (b) within five days from the date such lien or security interest is so asserted, give Mortgagee notice of such lien or security interest. Such notice shall specify who is asserting such lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted lien or security interest.

ARTICLE 5

NEGATIVE COVENANTS OF GRANTOR

Grantor hereby covenants and agrees with Mortgagee that, until the full performance and discharge of all of the Obligations, Grantor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to, the Mortgaged Property, other than the Permitted Encumbrances.

ARTICLE 6

AFFIRMATIVE COVENANTS OF MORTGAGEE

By its acceptance hereof, Mortgagee recognizes that (a) Grantor is obligated or may hereafter become obligated to any of the Credit Parties (as defined in the SNDA [defined below]) in connection with the Senior Credit Agreement, and (b) Grantor and any future owner of the Mortgaged Property may incur additional indebtedness or become otherwise obligated to one or more banks, insurance companies, investment banks or other financial institutions regularly engaged in commercial lending and/or bonds, debentures, notes and similar instruments evidencing obligations that may be secured by liens or security interests on some or all of Grantor’s property, including the Mortgaged Property (the holder of such liens or security interests being a “Secured Lender”). To the extent that any such Secured Lender notifies Mortgagee of Secured Lender’s desire to subordinate the lien and security interest held by Mortgagee pursuant to this Mortgage, Mortgagee, by its acceptance hereof, will agree to effect such subordination by promptly executing, in one or more counterparts, a Subordination,

Non-Disturbance and Attornment Agreement in substantially the form of Attachment 1 hereto (the “SNDA”). The subordination of this Mortgage shall (i) not be effective unless and until the SNDA has been executed by the Secured Lender, and (ii) be subject to compliance by the Secured Lender with its obligations under Section 3 and Section 4 of the SNDA. Any Secured Lender who is a party to an SNDA and who is in compliance with its obligations under Section 3 and Section 4 of such SNDA is hereinafter referred to as a “Lienholder.”

ARTICLE 7

EVENTS OF DEFAULT

The term “Event of Default”, as used in the Security Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

7.1	Breach of Mortgage. Grantor shall (a) fail to perform or observe, in any material respect, any covenant, condition or agreement of this Mortgage to be performed or observed by Grantor, (b) breach any warranty or representation made by Grantor in this Mortgage, and such failure or breach shall continue unremedied for a period of thirty (30) days after receipt of written notice thereof to the Grantor from the Mortgagee; provided, however, that in the event such failure or breach cannot be reasonably cured within such thirty (30) day period and Grantor has diligently proceeded (and continues to proceed) to cure such breach, Grantor shall have an additional sixty (60) days to cure such failure or breach, or (c) fail to perform all of the Obligations in full and on or before the dates same are to be performed (after giving effect to any applicable grace and cure periods).

7.2	Voluntary Bankruptcy. Grantor shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) procure, permit or suffer the voluntary or involuntary appointment of a receiver, trustee or liquidator for itself or for all or any substantial portion of its property, (c) file any petition seeking a discharge, rearrangement, or reorganization of its debts pursuant to the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction, or (d) make a general assignment for the benefit of its creditors.

7.3	Involuntary Bankruptcy. If (a) a petition is filed against Grantor seeking to rearrange, reorganize or extinguish its debts under the provisions of any bankruptcy or other debtor relief law of the United States or any state or other competent jurisdiction, and such petition is not dismissed or withdrawn within sixty (60) days after its filing, or (b) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Grantor a receiver or trustee for it, or for all or any part of its property, and such order, judgment, or decree is not dismissed, withdrawn or reversed within sixty (60) days after the date of entry of such order, judgment or decree.

7.4	Rejection of Throughput Agreement. A rejection, by or on behalf of Grantor, of the Throughput Agreement in bankruptcy.

ARTICLE 8

REMEDIES

8.1	Remedies. Subject, in each case, to the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA, and provided no material default by Mortgagee has occurred and is continuing, if an Event of Default shall occur and be continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Entry Upon Mortgaged Property. Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent thereto, Mortgagee may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

(b) Acceleration. Declare the entire unpaid principal o, and the interest accrued on, and all other amounts owed in connection with, the Secured Obligations, to be due and payable without protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Grantor.

(c) Operation of Mortgaged Property. Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other Persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 8.7.

(d) Receiver. Prior to, upon or at any time after, commencement of any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the satisfaction of the Obligations for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court.

(e) Foreclosure and Sale. Foreclosure of this Mortgage may be either pursuant to a power of sale which is hereby granted by statutory advertisement and sale or by instituting a foreclosure suit in any court having jurisdiction. Mortgagee may, in lieu of or in addition to exercising the power of sale hereafter given, proceed by a suit or suits, in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted.

Mortgagee, as Mortgagee may elect, may also cause the Mortgaged Property or any part thereof to be sold under the power of sale granted herein pursuant to Wyo. Stat. §§ 34-4-101 et seq., as amended from time to time. Such sale shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or in the absence of such requirement, as Mortgagee may deem appropriate. If the Mortgaged Property is situated in more than one county, all required notices shall be given in each such county, and such notices shall designate the county in which the Mortgaged Property will be sold. The affidavit of any person having knowledge of the facts to the effect that notice was properly given shall be prima facie evidence of such fact. At any such sale (i) whether made under the power of sale herein contained, the UCC, any other requirement of applicable law or governmental regulation or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have been physically present, or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to the purchaser at such sale, (ii) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Grantor, (iii) each and every recital contained in any instrument of conveyance made by Mortgagee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, non-payment of the Obligations, advertisement and conduct of such sale in the manner provided therein and otherwise by law, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Mortgaged Property sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against any and all other persons claiming or to claim the Mortgaged Property sold or any part thereof, by, through or under Grantor, and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee and any entity related by ownership or control to Mortgagee may be a purchaser at any such sale.

(f) Other. Exercise any and all other rights, remedies and recourses granted under this Mortgage.

8.2	Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Throughput Agreement and, subject to the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA, the Mortgage and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor or others obligated under this Mortgage, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

8.3	Obligations. Neither Grantor nor any other Person hereafter obligated for performance or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of (a) the failure of Mortgagee to comply with any request of Grantor or any other Person to enforce any provisions of this Mortgage; (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of the Security Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor or such other Person, and in such event Grantor and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except the complete fulfillment of all of the Obligations.

8.4	Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or their stature as a lien and security interest in and to the Mortgaged Property.

8.5	Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or his actual exercise of any right, remedy or recourse provided for under this Mortgage; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

8.6	Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Grantor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Security Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

8.7	Application of Proceeds. Subject, in each case, to applicable law and the rights of any Lienholder arising under or pursuant to the Senior Liens, and the terms and provisions of the SNDA (including, without limitation, the right to receive payments otherwise due to Grantor under the terms of the Throughput Agreement), the proceeds and other amounts generated by the holding, operating or other use of, the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:

(a) first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing and improving the same, including without limitation (i) trustees’ and receivers’ fees, (ii) court costs, (iii) attorneys’ and accountants’ fees, and (iv) the payment of any and all Impositions, liens, security interests or other rights, titles or interests equal or superior to the lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee’s prior consent to the creation thereof);

(b) second, to the payment of all amounts which may be due to Mortgagee with respect to the Obligations;

(c) third, to the extent permitted by law, funds are available therefor out of the proceeds generated by the holding, operating or other use of the Mortgaged Property and known by Mortgagee, to the payment of any indebtedness or obligation secured by a subordinate Mortgage on or security interest in the Mortgaged Property; and

(d) fourth, to Grantor.

8.8

INDEMNITY. IN CONNECTION WITH ANY ACTION TAKEN BY MORTGAGEE PURSUANT TO THIS MORTGAGE, MORTGAGEE AND ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS AND EXPERTS (COLLECTIVELY THE “INDEMNIFIED PARTIES”) SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM (i) AN ASSERTION THAT MORTGAGEE OR ANY INDEMNIFIED PARTY HAS RECEIVED FUNDS FROM THE OPERATIONS OF THE MORTGAGED PROPERTY CLAIMED BY THIRD PERSONS OR (ii) ANY ACT OR OMISSION OF MORTGAGEE OR ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY, INCLUDING IN EITHER CASE SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF MORTGAGEE OR AN INDEMNIFIED PARTY OR WHICH MAY RESULT FROM STRICT LIABILITY, WHETHER UNDER APPLICABLE LAW OR OTHERWISE, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF MORTGAGEE OR ANY INDEMNIFIED PARTY NOR SHALL MORTGAGEE AND/OR ANY INDEMNIFIED PARTY BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF GRANTOR. GRANTOR

SHALL AND DOES HEREBY AGREE TO INDEMNIFY MORTGAGEE AND THE INDEMNIFIED PARTIES FOR, AND TO HOLD THEM HARMLESS FROM, ANY AND ALL LOSSES WHICH MAY OR MIGHT BE INCURRED BY MORTGAGEE OR ANY INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, INCLUDING SUCH LOSSES WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF MORTGAGEE OR AN INDEMNIFIED PARTY OR WHICH MAY RESULT FROM STRICT LIABILITY, WHETHER UNDER APPLICABLE LAW OR OTHERWISE, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF MORTGAGEE OR ANY INDEMNIFIED PARTY. SHOULD MORTGAGEE AND/OR ANY INDEMNIFIED PARTY MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LOSSES, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION GRANTOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY GRANTOR TO MORTGAGEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE HIGHEST RATE ALLOWED BY LAW, SHALL BE A PART OF THE OBLIGATIONS AND SHALL BE SECURED BY THIS MORTGAGE. THE LIABILITIES OF GRANTOR AS SET FORTH IN THIS SECTION 8.8 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

ARTICLE 9

SECURITY AGREEMENT

9.1	Security Interest. This Mortgage shall be construed as a mortgage on real property and it shall (subject to the Senior Liens) also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute a security interest under, the UCC with respect to the Personalty, Fixtures and Leases. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, AND SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER AND SET OVER, unto Mortgagee, a security interest in all of Grantor’s right, title and interest in, to and under the Personalty, Fixtures and Leases to secure the full and timely performance and discharge of the Obligations, subject only to the Permitted Encumbrances.

9.2	Financing Statements. Grantor hereby authorizes Mortgagee to file such “Financing Statements,” and Grantor hereby agrees to execute and deliver such further assurances as Mortgagee may, from time to time, consider reasonably necessary to create, perfect and preserve Mortgagee’s security interest herein granted and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

9.3

Uniform Commercial Code Remedies. Subject, in each case, to the rights of any Lienholder under or pursuant to the Senior Liens, and the terms and provisions of the SNDA and this Mortgage, Mortgagee shall have all the rights, remedies and recourses

(other than auction and sale rights) with respect to the Personalty, Fixtures and Leases afforded to it by the aforesaid UCC in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage.

9.4	No Obligation of Mortgagee. The assignment and security interest herein granted shall not be deemed or construed to constitute Mortgagee as a trustee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

9.5	Fixture Filing. This Mortgage shall constitute a “fixture filing” for all purposes of Article 9 of the UCC. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The address of the Secured Party (Mortgagee) is the address set forth in Section 1.1(u) and the address of the Debtor (Grantor) is the address set forth in the opening paragraph of this Mortgage.

9.6	Satisfaction and Release. If (a) all Obligations secured hereby shall be paid, performed and satisfied in full, (b) the Mortgaged Property (or any portion thereof, in which case the provisions of clauses (i) through (iv) below shall be applicable only to such portion) shall be sold, consigned, conveyed or transferred in accordance with the provisions of the Throughput Agreement, and/or (c) the Throughput Agreement shall be terminated, cancelled or otherwise expire, and the Obligations of Grantor set forth in Section 2(c) of the Throughput Agreement shall no longer be applicable, and/or (d) at any time Grantor’s (or HEP’s, in the event Grantor does not have a stand-alone credit rating) senior unsecured debt has an Investment Grade Rating (as hereinafter defined) from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) (or any successor to the rating business of either thereof), then (i) this Mortgage shall be null and void, (ii) the liens and security interests created by this Mortgage shall be released as promptly as practicable, (iii) the Mortgaged Property shall revert to Grantor (or the transferee in the case of clause (b) above) free and clear of the liens and security interests created by this Mortgage, and (iv) Mortgagee shall execute and deliver, or cause to be executed and delivered, instruments of satisfaction and release that are reasonably requested by Grantor. Otherwise, this Mortgage shall remain and continue in full force and effect. As used in this Section 9.6, the term “Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or BBB- (or the equivalent) by S&P.

ARTICLE 10

[INTENTIONALLY OMITTED.]

ARTICLE 11

MISCELLANEOUS

11.1	Performance at Grantor’s Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Grantor to the extent provided in the Throughput Agreement.

11.2	Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Security Documents and shall continue in full force and effect until the Obligations have been performed and discharged in full.

11.3	Further Assurances. Grantor, upon the request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Security Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

11.4	Recording and Filing. Grantor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

11.5	Notices.

(a) Any notice or communication given under this Mortgage shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by email transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of delivery, with a receipt for delivery, (y) if refused, on the date of refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:

Grantor:	Cheyenne Logistics LLC
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: President
Email address: president@hollyenergy.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Cheyenne Logistics LLC
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollyenergy.com

Mortgagee:	HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: President
Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollyfrontier.com

(b) Any party may at any time change its address for service by giving notice to the other parties in accordance with this Section 11.5.

11.6	No Waiver. Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other terms, provision or condition thereof and Mortgagee shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions and conditions.

11.7

Mortgagee’s Right to Perform the Obligations. If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents (after giving effect to any applicable notice and cure period), then at any time thereafter, and without further notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon or in the Real Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate but in any case subject to the rights of any Lienholder arising under or pursuant to the Senior Liens and the terms and provisions of the SNDA. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Entity or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Mortgagee shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Mortgagee for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Mortgagee pursuant to the provisions of this Section 11.7 or by reason of any other provision in the Security Documents. All sums paid by Mortgagee pursuant to this Section 11.7 and all other sums expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the maximum rate allowed by law from the date of such payment or expenditure, shall be secured by the Security Documents and shall be paid by Grantor to Mortgagee upon demand.

11.8	Covenants Running with the Land. All Obligations contained in the Security Documents are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

11.9	Successors and Assigns. All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors and assigns, and all other Persons claiming by, through or under them.

11.10	Severability. The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

11.11	Entire Agreement and Modification. The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. Notwithstanding anything herein to the contrary, Grantor and, by its acceptance hereof, Mortgagee hereby acknowledge and agree that in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Throughput Agreement, the terms or provisions of the Throughput Agreement shall govern and control for all purposes. The Security Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments (a) executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted, and (b) consented to by the Lienholders to the extent any such amendment, revision, waiver, discharge, release or termination would be materially adverse to the rights of any such Lienholder. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

11.12	Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

11.13	Applicable Law. This Mortgage shall be construed and enforced in accordance with and governed by the laws of the State of Wyoming and the laws of the United States of America, except that to the extent that the law of the state in which a portion of the Mortgaged Property is located (or which is otherwise applicable to a portion of the Mortgaged Property) necessarily or appropriately governs with respect to procedural and substantive matters relating to the creation, perfection and enforcement of the liens, security interests and other rights and remedies of Mortgagee granted herein, the laws of such state shall apply as to that portion of the Mortgaged Property located in (or otherwise subject to the laws of) such state.

11.14	No Partnership. Nothing contained in the Security Documents is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Grantor and Mortgagee, or in any way make Mortgagee coprincipals with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

11.15	Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

11.16	Waiver of Stay, Moratorium, and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Grantor and Mortgagee or any rights or remedies Mortgagee may have thereunder, hereunder or by law.

11.17	Transfer of Mortgaged Property. No sale, lease, exchange, assignment, conveyance or other transfer (each, a “Transfer”) of the Mortgaged Property will extinguish the lien or security interest created by this Mortgage, except to the extent provided in Section 9.6 of this Mortgage or in the Throughput Agreement. As a condition to any Transfer, Mortgagee may (a) require the express assumption of the Obligations by the transferee (with or without the release of Grantor from liability in respect thereof), and (b) require the execution of an assumption agreement, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Mortgagee.

11.18

Estoppel Certificates. Grantor and Mortgagee agree to execute and deliver from time to time, upon the request of the other party, a certificate regarding the status of the Throughput Agreement, consisting of statements, if true (or if not, specifying why not), (a) that the Throughput Agreement is in full force and effect, (b) the date through which payments have been paid, (c) the date of the commencement of the term of the Throughput Agreement, (d) the nature of any amendments or modifications of the Throughput Agreement, (e) to such party’s actual knowledge without investigation, no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Throughput Agreement, (f) to such party’s actual knowledge without investigation, no setoffs, recoupments, estoppels, claims or counterclaims exist against the other party under the Throughput Agreement, and (g) such other factual matters as may be reasonably requested.

11.19	Final Agreement. Grantor acknowledges receipt of a copy of this instrument at the time of execution hereof. Grantor acknowledges that, except as incorporated in writing in this Mortgage, there are not, and were not, and no persons are or were authorized to make any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in this Mortgage. THE WRITTEN AGREEMENTS HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.20	Throughput Agreement. Notwithstanding the fact that Mortgagee is not a party to the Throughput Agreement in effect as of the date of this Mortgage, for purposes of this Mortgage, by its acceptance hereof, Mortgagee agrees to be bound by the terms of the Throughput Agreement to which Frontier Refining is bound. By accepting this Mortgage Mortgagee acknowledges, that (i) Frontier Refining is a wholly-owned subsidiary of Mortgagee, and (ii) the Throughput Agreement governs the operation of the Assets that constitute a portion of the collateral under this Mortgage, and, as a result, Mortgagee will receive substantial benefit in connection with the Throughput Agreement.

[SIGNATURE PAGE TO FOLLOW]

WITNESS THE EXECUTION HEREOF as of the date first above written.

GRANTOR:	CHEYENNE LOGISTICS LLC, a Delaware limited liability company

	By:	/s/ Stephen D. Wise
Stephen D. Wise,
Vice President and Treasurer

EMPLOYER IDENTIFICATION NUMBER OF GRANTOR:	45-3541447

ORGANIZATIONAL NUMBER OF GRANTOR:	5032255

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on January     , 2012, by Stephen D. Wise, Vice President and Treasurer of Cheyenne Logistics LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of Texas
My Commission Expires:

Signature Page -

Subordinated Mortgage

EXHIBIT A

ASSETS

1. The following storage tanks located on the Real Property:

TANK ID NUMBER	CURRENT SERVICE/PRODUCT

1-107	Intermediate Distillate

1-013	Coker Distillate

1-014	Low Sul. Diesel

1-015	No Lead Gas

1-016	Ethanol

1-017	Prem. No Lead Gas

1-020	FCC Slurry Oil

1-021	Sweet Naphtha / VRU

1-027	Biodiesel

1-028	Diesel

1-029	Slop Oil

1-032	Diesel

1-033	Coker Distillate

1-040	FCC Slurry Oil

1-048	Coker Distillate

1-049	Coker Distillate

1-050	Vacuum Bottoms

1-051	Asphalt

1-052	PG 58-28 (Asphalt)

TANK ID NUMBER	CURRENT SERVICE/PRODUCT

1-053	FCCU Slurry

1-054	Asphalt

1-055	PG 58-28 (Asphalt)

1-056	Coker feed tank

1-058	Slop Oil

1-090	PG 64-22 (Asphalt)

1-091	PG 58-28 (Asphalt)

1-093	PG 64-22 (Asphalt)

1-094	PG 64-22 (Asphalt)

1-095	PG 64-22 (Asphalt)

1-106	No Lead Gas

2-015	Diesel

2-016	Diesel

2-017	UC Crack (LCO / Coker Distillate)

2-020	Gas Oil

2-021	Gas Oil

2-022	UC Crack (LCO / Coker Distillate)

2-023	Coker Gas Oil

2-028	Cat Gas Oil

2-034	Reformate

2-035	Alkylate

2-036	Recovered Oil / Crude slop

TANK ID NUMBER	CURRENT SERVICE/PRODUCT

2-060	Toluene

2-061	Sweet Naphtha

2-062	Unifiner Charge Straight Run (Burner / Distillate)

2-063	Crude HSR

2-067	Crude LSR

2-070	Sub Grade No Lead Gas

2-071	Premium No Lead Gas

2-072	Crude

2-073	Crude

2-074	Crude

2-075	CokNap

2-100	LSR/LSG

2-101	Diesel

2-102	No Lead Gas

2-104	HSR (Sweet Naphtha)

2-105	Cat Gas Oil

2. The Refined Products Truck Loading Rack, including the Vapor Recovery Unit, located on the Real Property.

3. The Two Propane Loading Spots located on the Real Property.

4. The Four Crude Oil LACTS Units located on the Real Property.

5. The Crude Receiving Pipeline located on the Real Property.

EXHIBIT B

REAL PROPERTY

Parcel 1

(Refined Products Truck Loading Rack)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined at the “Refined Products Loading Rack”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 2618.15 feet S42°52’48”W of the NE corner of Section 5; thence S77°12’49”E a distance of 263.13 feet (80.201 meters) to a point; thence S26°12’16”E a distance of 367.85 feet (112.122meters) to a point; thence S 63°47’44”W a distance of 250.00 feet (76.200 meters) to a point; thence N26°12’16”W a distance of 533.41 feet (162.584 meters) to a point; thence N63°47’44”E a distance of 45.49 feet (13.864 meters) to the Point of Beginning.

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 2

(Tank Nos. 1-013, 1-014, 1-015, 1-016, 1-017, 1-021, 1-027, 1-028,

1-032, 1-033, 1-040, 1-048 1-049, 1-106, and 1-107)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 106, 107, 13, 14, 15, 16, 17, 21, 27, 28, 32, 33, 40, 48, and 49. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 2401.59 feet S48°27’49”W of the NE corner of Section 5; thence N63°49’26”E a distance of 465.00 feet (141.732 meters) to a point; thence S26°12’16”E a distance of 534.22 feet (162.832 meters) to a point; thence N63°47’44”E a distance of 85.00 feet (25.908 meters) to a point; thence S26°12’16”E a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 90.00 feet (27.432 meters) to a point; thence S26°12’16”E a distance of 195.55 feet (59.603 meters) to a point; thence S63°56’07”W a distance of 50.00 feet (15.240 meters) to a point; thence N26°12’16”W a distance of 195.42 feet (59.566 meters) to a point; thence S63°47’44”W a distance of 75.00 feet (22.860 meters) to a point; thence S26°12’16”E a distance of 85.00 feet (25.908 meters) to a point; thence S63°47’44”W a distance of 189.94 feet (57.893 meters) to a point; thence N26°12’16”W a distance of 85.00 feet (25.908 meters) to a point; thence N63°47’44”E a distance of 100.03 feet (30.490 meters) to a point; thence N26°10’34”W a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 100.00 feet (30.480 meters) to a point; thence N26°10’34”W a distance of 279.49 feet (85.189 meters) to a point; thence S63°47’44”W a distance of 145.28 feet (44.281 meters) to a point; thence N26°12’16”W a distance of 254.96 feet (77.713 meters) to a point, said point being the Point of Beginning.

The above parcel of land containing 6.0 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 3

(Tank Nos. 1-020, 1-029, 1-050, 1-051, 1-052, 1-053,

1-054, 1-055, 1-056, 1-058, 1-090 and 1-091)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 90, 91, 56, 50, 51, 54, 52, 55, 53, 58, 20, and 29. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1892.53 feet S46°24’53”W of the NE corner of Section 5; to a point; thence N63°44’44”E a distance of 313.33 feet (95.502 meters) to a point; thence S26°03’53”E a distance of 142.48 feet (43.429 meters) to a point; thence N 63°56’07”E a distance of 140.00 feet (42.672 meters) to a point; thence S26°03’53”E a distance of 367.00 feet (111.862 meters) to a point; thence S 26°03’53”E a distance of 184.57 feet (56.257 meters) to a point; thence S 63°47’44”W a distance of 321.63 feet (98.034 meters) to a point; thence N26°12’16”W a distance of 90.00 feet (27.432 meters) to a point; thence N 63°47’44”E a distance of 35.00 feet (10.668 meters) to a point; thence N26°12’16”W a distance of 129.27 feet (39.400 meters) to a point; thence N63°44’44”E a distance of 80.00 feet (24.384 meters) to a point; thence N26°12’16”W a distance of 165.00 feet (50.292 meters) to a point; thence S63°44’44”W a distance of 245.00 feet (74.676 meters) to a point; thence N26°12’16”W a distance of 310.00 feet (94.488 meters) to the Point of Beginning.

The above parcel of land containing 5.1 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 4

(Tank Nos. 1-093, 1-094, and 1-095)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following Tanks: 93, 94, and 95. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 2051.54 feet S18°10’49”W of the NE corner of Section 5; to a point; thence N63°56’07”E a distance of 80.00 feet (24.384 meters) to a point; thence S26°03’53”E a distance of 70.26 feet (21.415 meters) to a point; thence southeast a distance of 9.74 feet (2.969 meters) along a tangential curve concave northeast having a radius of 3065.00 feet (934.214 meters) and a central angle of 00°10’56”; to a point; thence S63°56’07”W a distance of 80.02 feet (24.389 meters) to a point; thence N26°03’53”W a distance of 80.00 feet (24.384meters) to the Point of Beginning.

The above parcel of land containing 0.1 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 5

(Four Crude Oil LACTS Units)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the “Crude LACTS Unit”. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1435.52 feet S27°15’55”W of the NE corner of Section 5; to a point; thence N63°56’07”E a distance of 160.00 feet (48.768 meters) to a point; thence S67°32’22”E a distance of 135.21 feet (41.212 meters) to a point; thence S47°28’57”W a distance of 260.20 feet (79.310 meters) to a point; thence N26°03’53”W a distance of 175.00 feet (53.340 meters) to the Point of Beginning.

The above parcel of land containing 0.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 6

(Tank Nos. 2-015, 2-016, 2-017, 2-020, 2-021, 2-022, 2-023, 2-028,

2-034, 2-035, 2-036, 2-070, 2-071, 2-100, 2-101, 2-102, 2-104 and 2-105)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 15, 16, 17, 20, 21, 22, 23, 28, 34, 35, 36, 70, 71, 100, 101, 102, 104, and 105. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1047.11 feet S39°14’59”W of the NE corner of Section 5; to a point; thence N63°47’10”E a distance of 736.38 feet (224.450 meters) to a point; thence N63°47’10”E a distance of 89.79 feet (27.368 meters) to a point; thence east a distance of 155.88 feet (47.513 meters) along a non-tangential curve concave north having a radius of 6010.00 feet (1831.852 meters) and a central angle of 1°29’10”; to a point; thence S00°00’00”E a distance of 191.71 feet (58.435 meters) to a point; thence S90°00’00”E a distance of 80.00 feet (24.384 meters) to a point; thence S00°00’00”W a distance of 95.00 feet (28.956 meters) to a point; thence N90°00’00”W a distance of 180.00 feet (54.864 meters) to a point; thence S00°00’00”W a distance of 195.00 feet (59.436 meters) to a point; thence N90°00’00”W a distance of 135.00 feet (41.148 meters) to a point; thence S00°00’00”W a distance of 90.00 feet (27.432 meters) to a point; thence N89°41’14”W a distance of 303.77 feet (92.589 meters) to a point; thence S00°18’46”W a distance of 155.00 feet (47.244meters) to a point; thence N82°04’49”W a distance of 169.19 feet (51.570 meters) to a point; thence N26°03’53”W a distance of 419.99 feet (128.014 meters) to the Point of Beginning.

The above parcel of land containing 8.9 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 7

(Tank Nos. 2-060, 2-061, 2-062, 2-063 and 2-067)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 60, 61, 62, 63, 67. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 991.00 feet S09°14’44”E of the NE corner of Section 5; to a point; thence N00°00’00”E a distance of 130.00 feet (39.624 meters) to a point; thence S90°00’00”E a distance of 175.00 feet (53.340 meters) to a point; thence S00°00’00”W a distance of 75.00 feet (22.860 meters) to a point; thence N90°00’00”W a distance of 65.00 feet (19.812 meters) to a point; thence S00°00’00”W a distance of 55.00 feet (16.764 meters) to a point; thence N90°00’00”W a distance of 110.00 feet (33.528 meters) to the Point of Beginning.

The above parcel of land containing 0.4 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 8

(Tank Nos. 2-072, 2-073, 2-074 and 2-075)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 72, 73, 74, and 75. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 1448.28 feet S15°00’04”W of the NE corner of Section 5; said corner monumented by a  3/4” x 24” rebar with a 1  1/2” aluminum cap stamped PE PLS 9283; thence N63°56’07”E a distance of 147.49 feet (44.956 meters) to a point; thence S26°03’53”E a distance of 245.00 feet (74.676 meters) to a point; thence N63°56’07”E a distance of 220.00 feet (67.056 meters) to a point; thence S26°03’53”E a distance of 400.00 feet (121.920 meters) to a point; thence S63°56’07”W a distance of 160.00 feet (48.768 meters) to a point; thence N26°03’53”W a distance of 310.00 feet (94.488 meters) to a point; thence S63°56’07”W a distance of 207.49 feet (63.244 meters) to a point; thence N26°03’53”W a distance of 269.50 feet (82.144 meters) to a point; thence N26°03’53”W a distance of 65.50 feet (19.964 meters) to the Point of Beginning.

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 9

(Two Propane Loading Spots)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined as the “LPG Loading & Unloading Dock”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 3728.67 feet S74°53’31”W of the NE corner of Section 4; thence S02°52’25”W a distance of 200.00 feet (60.960 meters); thence N87°07’35”W a distance of 50.00 feet (15.240 meters); thence N02°52’25”E a distance of 200.00 feet (60.960 meters); thence S87°07’35”E a distance of 50.00 feet (15.240 meters) to the point of beginning.

The above parcel of land containing 0.2 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 10

(Pipeline Easement)

A parcel situate in the NW1/4 of Section 4 and the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined at the “Pipeline Easement”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 527.07 feet S04°36’50”W of the NE corner of Section 5; thence S85°00’51”E a distance of 57.02 feet (17.379 meters) to a point; thence S00°38’13”W a distance of 598.12 feet (182.309 meters) to a point; thence S88°54’22”W a distance of 41.07 feet (12.519 meters) to a point; thence S02°20’56”W a distance of 70.33 feet (21.436 meters) to a point; thence N87°39’04”W a distance of 9.17 feet (2.796 meters) to a point; thence S23°42’20”W a distance of 70.42 feet (21.464 meters) to a point; thence S60°19’01”E a distance of 44.53 feet (13.572 meters) to a point; thence S09°52’15”E a distance of 134.30 feet (40.935 meters) to a point; thence S04°08’32”E a distance of 86.91 feet (26.490 meters) to a point; thence S65°23’34”W a distance of 93.43 feet (28.477 meters) to a point; thence S24°36’26”E a distance of 13.79 feet (4.203 meters) to a point; thence S78°18’41”E a distance of 58.03 feet (17.686 meters) to a point; thence S11°41’19”W a distance of 20.00 feet (6.096 meters) to a point; thence N78°18’41”W a distance of 43.34 feet (13.209 meters) to a point; thence S24°36’26”E a distance of 62.13 feet (18.938 meters) to a point; thence S61°54’06”W a distance of 56.80 feet (17.314 meters) to a point; thence N27°08’41”W a distance of 32.02 feet (9.760 meters) to a point; thence S63°29’56”W a distance of 47.36 feet (14.436 meters) to a point; thence N50°44’04”W a distance of 22.69 feet (6.916 meters) to a point; thence N39°15’56”E a distance of 20.00 feet (6.096 meters) to a point; thence

S50°44’04”E a distance of 9.76 feet (2.975 meters) to a point; thence N63°29’55”E a distance of 71.65 feet (21.838 meters) to a point; thence N25°02’54”W a distance of 53.17 feet (16.205 meters) to a point; thence N77°38’15”W a distance of 110.08 feet (33.552 meters) to a point; thence N29°58’48”W a distance of 25.55 feet (7.786 meters) to a point; thence N56°07’26”E a distance of 17.11 feet (5.214 meters) to a point; thence N11°55’04”W a distance of 25.72 feet (7.838 meters) to a point; thence N56°55’04”W a distance of 7.69 feet (2.344 meters) to a point; thence N33°04’56”E a distance of 20.00 feet (6.096 meters) to a point; thence S56°55’04”E a distance of 15.98 feet (4.869 meters) to a point; thence S11°55’04”E a distance of 55.35 feet (16.870 meters) to a point; thence S77°38’15”E a distance of 85.38 feet (26.025 meters) to a point; thence N65°23’34”E a distance of 91.95 feet (28.028 meters) to a point; thence N04°08’32”W a distance of 72.03 feet (21.953 meters) to a point; thence N09°52’15”W a distance of 123.88 feet (37.759 meters) to a point; thence N60°19’01”W a distance of 53.12 feet (16.192 meters) to a point; thence N23°42’20”E a distance of 109.85 feet (33.483 meters) to a point; thence N02°20’56”E a distance of 61.93 feet (18.876 meters) to a point; thence N88°54’22”E a distance of 40.50 feet (12.345 meters) to a point; thence N00°38’13”E a distance of 560.18 feet (170.744 meters) to a point; thence N85°00’51”W a distance of 38.48 feet (11.729 meters) to a point; thence N04°59’07”E a distance of 20.00 feet (6.096 meters) to the Point of Beginning.

The above parcel of land containing 0.8 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

ATTACHMENT 1

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

After recording, return to:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn:      Russell W. Oshman

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is executed effective as of January 31, 2012, among Wells Fargo Bank, N.A., in its capacity as administrative agent (or any assignee of or successor to such administrative agent) under the Credit Agreement (as defined below) and on behalf of the Credit Parties (as defined below) (“Administrative Agent”), and HollyFrontier Corporation, a Delaware corporation (“Holly”).

RECITALS:

A. Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“HEP Operating”), the financial institutions party thereto from time to time (individually, a “Financial Institution” and collectively, the “Financial Institutions”), the Financial Institutions issuing letters of credit thereunder from time to time, if any (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), the Financial Institutions or any affiliate thereof that have entered into hedging arrangements with HEP Operating or any subsidiary thereof from time to time (individually, a “Swap Counterparty” and collectively, the “Swap Counterparties” and, together with Administrative Agent, the Financial Institutions and the Issuing Banks, being collectively referred to herein as the “Credit Parties”) are parties to that certain Second Amended and Restated Credit Agreement dated as of February 14, 2011 (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified and/or restated from time to time, the “Credit Agreement”).

B. The Financial Institutions are the present owners and holders of certain promissory notes dated February 14, 2011, executed by HEP Operating and payable to the order of each such Financial Institution (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time and together with any additional notes issued under or pursuant to the Credit Agreement, the “Notes”). Administrative Agent, for the ratable benefit of the Credit Parties, is the Mortgagee of that certain Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing

Attachment 1-1

Statement dated effective as of January 31, 2012 (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, collectively, the “Senior Mortgages”), and the secured party under certain other security agreements and documents entered into in connection with the Credit Agreement (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, the “Security Instruments” and, together with the Credit Agreement, the Notes, the Senior Mortgages and any other documents, instruments and agreements executed and/or delivered in connection with the Credit Agreement, collectively, the “Senior Loan Documents”).

C. Pursuant to the Senior Loan Documents and to secure the Notes and the other Secured Obligations (as defined in the Senior Mortgages), Cheyenne Logistics LLC, a Delaware limited liability company (“Grantor”) granted a security interest and mortgage lien to or for the benefit of Administrative Agent, covering the Property (defined below), including the Realty Collateral (as defined in the Senior Mortgages) described on Exhibit A attached hereto. As used herein, “Property” shall mean the Mortgaged Property, as such term is defined in the Senior Mortgages.

D. Holly is the current owner of certain rights and interests under and pursuant to the provisions of that certain Tankage, Loading Rack and Crude Oil Receiving Throughput Agreement (Cheyenne) dated effective as of November 1, 2011, by and between Frontier Refining LLC, a Delaware limited liability company (“Frontier Refining”) and Grantor (together with any amendments, restatements or modifications from time to time made thereto, the “Throughput Agreement”).

E. Holly is the current Mortgagee of certain liens and security interests in a portion of the Property (the “Subordinated Liens”) under and pursuant to the provisions of that certain Mortgage (with Security Agreement and Financing Statement) (the “Holly Mortgage”) dated effective as of January 31, 2012 executed by Grantor to and for the benefit of Holly, securing the Obligations (as defined in the Holly Mortgage and referred to herein as the “HEP Obligations”), such Holly Mortgage being recorded (or to be recorded) in Laramie County, Wyoming.

F. Holly has agreed to subordinate its Subordinated Lien under the Holly Mortgage (but not, pursuant to this Agreement, any of its rights and interests under the Throughput Agreement) to (i) the Senior Mortgages and the other Senior Loan Documents, and (ii) any other mortgage, Mortgage or security instrument granted by a Purchaser (as defined in Section 3 below) or any subsequent purchaser of any portion of the Mortgaged Property (as heretofore and hereafter renewed, extended, amended, supplemented, replaced, modified, and/or restated from time to time, a “Future Senior Mortgage”) that secures debt and obligations of, and other extensions of credit to, such Purchaser or purchaser (together with the Secured Obligations (as defined in the Senior Mortgages), referred to herein as the “Senior Secured Obligations”) and Administrative Agent has agreed that it and any such Purchaser at foreclosure of a Senior Mortgage shall recognize and not disturb or extinguish the Holly Mortgage, all on the terms and conditions hereinafter set forth.

Attachment 1-2

AGREEMENTS:

NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent and Holly hereby covenant and agree as follows:

1. Subordination of Holly Mortgage.

(a) Subject to the provisions of Section 3 and Section 4 hereof, the Subordinated Liens of Holly under the Holly Mortgage and all of the terms, covenants and provisions of the Holly Mortgage, and all rights, remedies and options of Holly thereunder, are and shall at all times continue to be subject, subordinate and inferior in all respects to the Senior Loan Documents and any Future Senior Mortgage and to the liens and security interests thereof and to all amendments, modifications, and replacements thereof, with the same force and effect as if the Senior Loan Documents, or if applicable, the Future Senior Mortgage, had been executed, delivered and recorded prior to the execution, delivery and recordation of the Holly Mortgage. This Agreement is not intended, and shall not be construed, to (i) subordinate the rights and interests of Holly under the Throughput Agreement (including Holly’s right to quiet enjoyment under the Throughput Agreement or any claims, remedies or damages that may be due or available to, or become due or available to, Holly under the Throughput Agreement), or (ii) subordinate the Holly Mortgage to any mortgage, Mortgage, assignment, security agreement, financing statement or other security document, other than, with respect to clause (ii), the Senior Loan Documents and the Future Senior Mortgage. Nothing in this Agreement shall impair, as between Grantor, on the one hand, and Holly, on the other hand, the obligations of Grantor, which are absolute and unconditional, to perform the HEP Obligations in accordance with their terms.

(b) Notwithstanding anything herein or in the Holly Mortgage to the contrary, Holly hereby acknowledges and agrees, and Grantor by its consent to this Agreement acknowledges and agrees, that (i) in the event that any of the terms or provisions of this Agreement conflict with any terms or provisions of the Holly Mortgage, the terms or provisions of this Agreement shall govern and control for all purposes; and (ii) without the written prior consent of the Administrative Agent or the Mortgagee of any Future Senior Mortgage (together with the Credit Parties, the “Senior Beneficiaries”), neither Holly nor Grantor (nor any future owner of the Mortgaged Property) will amend, revise, supplement, replace, restate, or otherwise modify the Holly Mortgage if such amendment, revision, supplement, replacement, restatement or other modification would be materially adverse to the rights of any Senior Mortgagee.

2. Relative Rights and Priorities. Subject to the provisions of Section 1, Section 3 and Section 4 hereof:

(a) Until the Senior Secured Obligations have been indefeasibly paid in full, all commitments to extend credit under the Credit Agreement (or if applicable, any agreement governing obligations secured by a Future Senior Mortgage) have terminated, and all letters of credit issued thereunder have been terminated and returned (the “Senior Obligations Payment Date”), Holly will not (i) commence any foreclosure (whether a judicial foreclosure or non-judicial foreclosure) of the Holly Mortgage, (ii) accept a deed or assignment in lieu of foreclosure, (iii) otherwise exercise any of its rights or remedies under the Holly Mortgage, or (iv) take any Enforcement Action.

Attachment 1-3

(b) Holly agrees that, until the Senior Obligations Payment Date has occurred:

(i) it will not take or cause to be taken any action, the purpose or effect of which is to make any Subordinated Lien pari passu with or senior to, or to give Holly any preference or priority relative to, the liens and security interests with respect to the Senior Secured Obligations;

(ii) it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding (as herein defined)) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Mortgaged Property (as defined in the Holly Mortgage and with the same meaning herein as therein defined) by any of the Senior Beneficiaries or any other Enforcement Action taken by or on behalf of any of the Senior Beneficiaries;

(iii) it has no right to (A) direct any of the Senior Beneficiaries to exercise any right, remedy or power with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage or (B) consent or object to the exercise by any of the Senior Beneficiaries of any right, remedy or power with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv) it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any of the Senior Beneficiaries seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Senior Beneficiaries shall be liable for any action taken or omitted to be taken by any of the Senior Beneficiaries with respect to the Mortgaged Property or pursuant to the Senior Loan Documents or any Future Senior Mortgage; and

(v) the Senior Beneficiaries shall have the prior right to collect and receive any and all proceeds which may be paid or distributed in respect of the Mortgaged Property in any Insolvency Proceeding or otherwise arising from any sale or other disposition of the Mortgaged Property.

(c) Until the Senior Obligations Payment Date has occurred, Holly agrees that it shall not, in, or in connection with, any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case, that is inconsistent with the terms or spirit of, or intent of the parties with respect to, this Agreement, including, without limitation, with respect to the determination of any liens or claims held by any of the Senior Beneficiaries (including the validity and enforceability thereof) or the value of any claims of such parties under the United States Bankruptcy Code or otherwise; provided that Holly may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the

Attachment 1-4

terms and the limitations imposed hereby; provided further, that if no proof of claim is filed in any Insolvency Proceeding with respect to the HEP Obligations by the 10th day prior to the bar date for such proof of claim, the Senior Beneficiaries may (but shall have no duty or obligation to), after notice to Holly, file such proof of claim, provided that the foregoing shall not confer to any Senior Mortgagee the right to vote on behalf of Holly in any insolvency proceeding.

(d) Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the owner of the Mortgaged Property, any of the Senior Beneficiaries shall have the exclusive right to take and continue any Enforcement Action with respect to the Mortgaged Property, without any consultation with or consent of Holly. Upon the occurrence and during the continuance of a default or an event of default under the Senior Loan Documents or any Future Senior Mortgage, any of the Senior Beneficiaries may take and continue any Enforcement Action with respect to the Senior Secured Obligations and the Mortgaged Property in such order and manner as they may determine in their sole discretion.

(e) To the extent required, Holly hereby consents to the liens and security interests created by the Senior Mortgages and any Future Senior Mortgage, and Holly shall not object to or contest, or support any other person or entity in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any lien or security interest in the Mortgaged Property granted in favor of any of the Senior Beneficiaries. Notwithstanding any failure by any of the Senior Beneficiaries or Holly or their respective representatives to perfect their liens in the Mortgaged Property or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the liens in the Mortgaged Property granted in favor of any of the Senior Beneficiaries or Holly, the priority and rights as between any of the Senior Beneficiaries and Holly and its representatives with respect to the Mortgaged Property shall be as set forth herein.

As used in this Section 2, the following terms shall have the following meanings:

“Enforcement Action” means any demand for payment or acceleration thereof, the bringing of any lawsuit or other proceeding, the exercise of any rights and remedies, directly or indirectly, with respect to any Mortgaged Property, any enforcement or foreclosure of any lien or security interest, any sale in lieu of foreclosure, the taking of possession, exercise of any offset, repossession, garnishment, sequestration or execution, any collection of any Mortgaged Property, any notice to account debtors on any Mortgaged Property or the commencement or prosecution of enforcement of any of the rights and remedies under the Senior Loan Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the uniform commercial code of any applicable jurisdiction, under the United States Bankruptcy Code, as amended from time to time or otherwise; provided, that, neither the exercise or enforcement by Holly of its rights under the Throughput Agreement, nor the filing of a proof of claim in an Insolvency Proceeding, shall constitute an Enforcement Action.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the

Attachment 1-5

foregoing events whether under the United States Bankruptcy Code, as amended from time to time or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

3. Recognition and Non-Disturbance of Holly Mortgage. If Administrative Agent, any other Credit Party or any other person (Administrative Agent, any other Credit Party or such other person being herein called a “Purchaser”) shall become the owner of any part of the Property by reason of the foreclosure (whether a judicial foreclosure or non-judicial foreclosure) of a Senior Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise (any of such being herein called a “Foreclosure Event”), then for so long as the Throughput Agreement is in effect, the Purchaser shall (i) recognize the Holly Mortgage, and the Holly Mortgage shall not be terminated or affected thereby, but shall continue in full force and effect upon all of the terms, covenants and conditions set forth in the Holly Mortgage, and (ii) be bound by and subject to all of the terms, provisions, covenants and conditions of the Holly Mortgage; provided, that, the Holly Mortgage shall be subordinated to any Future Senior Mortgage, regardless of whether such Future Senior Mortgage is a direct replacement of an existing Senior Mortgage or Security Instrument, and any such Future Senior Mortgage shall be considered a “Senior Mortgage” for purposes of this Agreement and the Holly Mortgage. Administrative Agent shall not claim, or seek adjudication, that the Holly Mortgage has been terminated or otherwise adversely affected by any Foreclosure Event.

4. Throughput Agreement. Administrative Agent recognizes and confirms that the Throughput Agreement, and the rights and interests of Holly thereunder, shall in no way be restricted, limited or otherwise affected by this Agreement, the Holly Mortgage, the Senior Mortgages, any Future Senior Mortgage, the Security Instruments or any liens or security interests thereof; provided, however, that, Holly agrees that nothing in the Throughput Agreement shall (a) prevent any Purchaser or subsequent purchaser from owning or operating the Mortgaged Property, so long as such Purchaser or subsequent purchaser shall have assumed, and be in compliance with, Grantor’s obligations under the Throughput Agreement and shall have executed an “SNDA” as defined in, and in accordance with, Article 6 of the Holly Mortgage, or (b) be deemed to invalidate or require the release of any Senior Mortgagee’s liens in the Mortgaged Property in connection with the exercise by Holly of a purchase option under the Throughput Agreement or otherwise. Holly shall not amend, modify or supplement the Throughput Agreement without the prior written consent of the Majority Banks (as defined in the Credit Agreement); provided, that, such amendments, modifications or supplements may be made without the consent of the Majority Banks if such amendments, modifications or supplements (i) individually or in the aggregate, are not materially adverse to the rights of the Administrative Agent or the Financial Institutions, and (ii) individually or in the aggregate, do not materially decrease the economic benefit that Grantor would have otherwise received pursuant to such agreement. Administrative Agent, both for itself and for any Purchaser, further agrees that upon any Foreclosure Event, the Throughput Agreement shall not be terminated or affected thereby, nor shall Holly’s right to ship or store petroleum products through the pipelines or in the terminals, respectively, constituting a portion of the Property in accordance with the provisions of the Throughput Agreement (or any other rights of Holly under the Throughput Agreement) be affected or disturbed because of the Foreclosure Event, but rather the Throughput Agreement shall continue in full force and effect as direct obligations between the Purchaser and Holly, upon all of the terms, covenants and conditions set forth in the Throughput Agreement.

Attachment 1-6

Neither Administrative Agent nor any Purchaser shall claim, or seek adjudication, that the Throughput Agreement has been terminated or otherwise adversely affected by any Foreclosure Event. Notwithstanding the foregoing, in the event that the Throughput Agreement is rejected in bankruptcy or is otherwise terminated, the Purchaser shall, promptly upon request by Holly, enter into a Throughput Agreement with Holly on substantially the same terms (and with tariffs and minimum volumes commensurate with those then applicable under the Throughput Agreement) and conditions as the rejected or terminated Throughput Agreement, but having a term commencing on the date on which Purchaser acquired title to any portion of the Property. The immediately preceding sentence shall be deemed to be a covenant running with the land and shall be binding on any person or entity that acquires title to all or party of the Property by, through or under a Senior Mortgage.

5. Attornment With Respect to the Throughput Agreement. Upon the occurrence of any Foreclosure Event, Holly shall attorn to the Purchaser, the Purchaser shall accept such attornment, and the Purchaser and Holly shall be bound to each other under all of the terms, provisions, covenants and conditions of the Throughput Agreement; provided, that, except for Holly’s express rights and remedies under the Throughput Agreement, in no event shall the Purchaser be liable for any act, omission, default, misrepresentation, or breach of warranty of Grantor (or any owner of the Mortgaged Property prior to such Purchaser) or obligations accruing prior to Purchaser’s actual ownership of the Property. The provisions of this Agreement regarding attornment by Holly shall be self-operative and effective without the necessity of execution of any new document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Holly agrees, however, to execute and deliver upon the request of Purchaser, any instrument or certificate which in the reasonable judgment of Purchaser may be necessary or appropriate to evidence such attornment.

6. Estoppel Certificate. Holly agrees to execute and deliver from time to time, upon the request of any of the Senior Beneficiaries, a certificate regarding the status of the Throughput Agreement, consisting of statements, if true (or if not, specifying why not), (a) that the Throughput Agreement is in full force and effect, (b) the date through which payments have been paid, (c) the date of the commencement of the term of the Throughput Agreement, (d) the nature of any amendments or modifications of the Throughput Agreement, (e) to Holly’s actual knowledge without investigation, no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Throughput Agreement, (f) to Holly’s actual knowledge without investigation, no setoffs, recoupments, estoppels, claims or counterclaims exist against Grantor under the Throughput Agreement, and (g) such other factual matters as may be reasonably requested.

7. [Intentionally Omitted].

8. Reliance on Notices. Grantor agrees that Holly may rely upon any and all notices from Administrative Agent or any Purchaser, even if such conflict with notices from Grantor.

Attachment 1-7

9. Notices. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by (a) registered or certified mail, postage prepaid, return receipt requested, (b) nationally recognized overnight delivery service, or (c) telecopier or email, addressed as follows:

If to Administrative Agent:	Wells Fargo Bank, N.A.
1700 Lincoln Street, 6th Floor,
Denver, Colorado 80203
Attention: Suzanne F. Ridenhour
Facsimile: 303.863-4522

If to Holly:	HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: President
Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollyfrontier.com

Notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given and received on the third Business Day (hereinafter defined) after being deposited in the United States mail, notice sent by nationally recognized overnight delivery service shall be deemed given in conformity with this paragraph and received on the first Business Day after being deposited with such delivery service, and notice given by telecopier or email shall be deemed given and received upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. Each party may designate a change of address by notice to the other party. “Business Day” means a day upon which commercial banks are not authorized or required by law to close in Dallas, Texas.

10. Binding Effect. This Agreement shall be binding upon Administrative Agent, Holly and any Purchaser and inure to the benefit of the Senior Beneficiaries and Holly and their respective successors and assigns. Grantor has assigned to Administrative Agent its rights hereunder, and Grantor has assigned to Administrative Agent its rights under the Throughput Agreement by way of a collateral assignment. The parties agree that any person that shall become the owner of any of the rights of Grantor hereunder, or any of the rights of Grantor under the Throughput Agreement by reason of foreclosure (whether a judicial foreclosure or non-judicial foreclosure and including, without limitation, Administrative Agent) or the acceptance of a deed or assignment in lieu of foreclosure or otherwise shall (a) have the same rights as Grantor hereunder, and Grantor under the Throughput Agreement, including, without limitation, under this Section 10, and (b) be bound by and subject to all of the terms, provisions, covenants and conditions of this Agreement.

Attachment 1-8

11. General Definitions. The term “Administrative Agent” as used herein shall include the successors and assigns of Administrative Agent. The term “Grantor” as used herein shall include the successors and assigns of Grantor under the Throughput Agreement, but shall not mean or include Administrative Agent. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Senior Mortgages. The term “Holly” as used herein shall include the successors and assigns of Holly hereunder and under the Throughput Agreement including, without limitation, any Holly Successor.

12. Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

13. Governing Law. This Agreement shall be governed by and construed under the laws of the State in which the Property is located.

14. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of such together shall constitute a single Agreement.

15. Further Assurances. Without unreasonable delay and to the extent requested by Grantor, subject to Section 4 hereof and Article 6 of the Holly Mortgage, Holly will enter into new Subordination, Non-Disturbance and Attornment Agreements, if necessary or advisable, to facilitate the extension, amendment, supplement, restatement, replacement or refinancing of the indebtedness under the Credit Agreement.

16. Throughput Agreements. Notwithstanding the fact that Holly is not a party to the Throughput Agreement in effect as of the date of this Agreement, for the purpose of this Agreement, Holly agrees to be bound by the terms of the Throughput Agreement to which Frontier Refining is bound. Holly acknowledges that (i) Frontier Refining is a wholly-owned subsidiary of Holly, and (ii) the Throughput Agreement governs the operation of the pipelines that constitute a portion of the collateral under the Holly Mortgage, and, as a result, Holly will receive substantial benefit in connection with the Throughput Agreement.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Attachment 1-9

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A., as Administrative Agent

By:

Name:

Title:

HOLLY:	HOLLYFRONTIER CORPORATION, a Delaware corporation

By:

Name:

Title:

Attachment 1-10

GRANTOR’S CONSENT

The undersigned hereby consents to the foregoing Subordination, Non-Disturbance and Attornment Agreement and, without limitation, agrees to the provisions of Section 1 thereof.

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

By:

Name:

Title:

Attachment 1-11

THE STATE OF	§
§
COUNTY OF	§

THIS INSTRUMENT was acknowledged before me on January     , 2012, by                             ,                      of Wells Fargo Bank, N.A., a national banking association, as Administrative Agent, on behalf of such national banking association.

My Commission Expires

Notary Public in and for the State of

Printed Name of Notary

Attachment 1-12

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

THIS INSTRUMENT was acknowledged before me on January     , 2012, by                             ,                     of HollyFrontier Corporation, a Delaware corporation, on behalf of such corporation.

My Commission Expires

Notary Public in and for the State of Texas

Printed Name of Notary

Attachment 1-13

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on January     , 2012, by                             ,                      of Cheyenne Logistics LLC, a Delaware limited liability company, on behalf of said limited liability company.

My Commission Expires

Notary Public in and for the State of Texas

Printed Name of Notary

Attachment 1-14

EXHIBIT A

DESCRIPTION OF REALTY COLLATERAL

Parcel 1

(Refined Products Truck Loading Rack)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined at the “Refined Products Loading Rack”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 2618.15 feet S42°52’48”W of the NE corner of Section 5; thence S77°12’49”E a distance of 263.13 feet (80.201 meters) to a point; thence S26°12’16”E a distance of 367.85 feet (112.122meters) to a point; thence S 63°47’44”W a distance of 250.00 feet (76.200 meters) to a point; thence N26°12’16”W a distance of 533.41 feet (162.584 meters) to a point; thence N63°47’44”E a distance of 45.49 feet (13.864 meters) to the Point of Beginning.

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 2

(Tank Nos. 1-013, 1-014, 1-015, 1-016, 1-017, 1-021, 1-027, 1-028,

1-032, 1-033, 1-040, 1-048 1-049, 1-106, and 1-107)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 106, 107, 13, 14, 15, 16, 17, 21, 27, 28, 32, 33, 40, 48, and 49. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 2401.59 feet S48°27’49”W of the NE corner of Section 5; thence N63°49’26”E a distance of 465.00 feet (141.732 meters) to a point; thence S26°12’16”E a distance of 534.22 feet (162.832 meters) to a point; thence N63°47’44”E a distance of 85.00 feet (25.908 meters) to a point; thence S26°12’16”E a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 90.00 feet (27.432 meters) to a point; thence S26°12’16”E a distance of 195.55 feet (59.603 meters) to a point; thence S63°56’07”W a distance of 50.00 feet (15.240 meters) to a point; thence N26°12’16”W a distance of 195.42 feet (59.566 meters) to a point; thence S63°47’44”W a distance of 75.00 feet (22.860 meters) to a point; thence S26°12’16”E a distance of 85.00 feet (25.908 meters) to a point; thence S63°47’44”W a distance of 189.94 feet (57.893 meters) to a point; thence N26°12’16”W a distance of 85.00 feet (25.908 meters) to a point; thence N63°47’44”E a distance of 100.03 feet (30.490 meters) to a point; thence N26°10’34”W a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 100.00 feet (30.480 meters) to a point; thence N26°10’34”W a distance of 279.49 feet (85.189 meters) to a point; thence S63°47’44”W a distance of 145.28 feet (44.281 meters) to a point; thence N26°12’16”W a distance of 254.96 feet (77.713 meters) to a point, said point being the Point of Beginning.

Attachment 1-15

The above parcel of land containing 6.0 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 3

(Tank Nos. 1-020, 1-029, 1-050, 1-051, 1-052, 1-053,

1-054, 1-055, 1-056, 1-058, 1-090 and 1-091)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 90, 91, 56, 50, 51, 54, 52, 55, 53, 58, 20, and 29. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1892.53 feet S46°24’53”W of the NE corner of Section 5; to a point; thence N63°44’44”E a distance of 313.33 feet (95.502 meters) to a point; thence S26°03’53”E a distance of 142.48 feet (43.429 meters) to a point; thence N 63°56’07”E a distance of 140.00 feet (42.672 meters) to a point; thence S26°03’53”E a distance of 367.00 feet (111.862 meters) to a point; thence S 26°03’53”E a distance of 184.57 feet (56.257 meters) to a point; thence S 63°47’44”W a distance of 321.63 feet (98.034 meters) to a point; thence N26°12’16”W a distance of 90.00 feet (27.432 meters) to a point; thence N 63°47’44”E a distance of 35.00 feet (10.668 meters) to a point; thence N26°12’16”W a distance of 129.27 feet (39.400 meters) to a point; thence N63°44’44”E a distance of 80.00 feet (24.384 meters) to a point; thence N26°12’16”W a distance of 165.00 feet (50.292 meters) to a point; thence S63°44’44”W a distance of 245.00 feet (74.676 meters) to a point; thence N26°12’16”W a distance of 310.00 feet (94.488 meters) to the Point of Beginning.

The above parcel of land containing 5.1 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 4

(Tank Nos. 1-093, 1-094, and 1-095)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following Tanks: 93, 94, and 95. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 2051.54 feet S18°10’49”W of the NE corner of Section 5; to a point; thence N63°56’07”E a distance of 80.00 feet (24.384 meters) to a point; thence S26°03’53”E a distance of 70.26 feet (21.415 meters) to a point; thence southeast a distance of 9.74 feet (2.969 meters) along a tangential curve concave northeast having a radius of 3065.00 feet (934.214 meters) and a central angle of 00°10’56”; to a point; thence S63°56’07”W a distance of 80.02 feet (24.389 meters) to a point; thence N26°03’53”W a distance of 80.00 feet (24.384meters) to the Point of Beginning.

Attachment 1-16

The above parcel of land containing 0.1 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 5

(Four Crude Oil LACTS Units)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the “Crude LACTS Unit”. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1435.52 feet S27°15’55”W of the NE corner of Section 5; to a point; thence N63°56’07”E a distance of 160.00 feet (48.768 meters) to a point; thence S67°32’22”E a distance of 135.21 feet (41.212 meters) to a point; thence S47°28’57”W a distance of 260.20 feet (79.310 meters) to a point; thence N26°03’53”W a distance of 175.00 feet (53.340 meters) to the Point of Beginning.

The above parcel of land containing 0.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 6

(Tank Nos. 2-015, 2-016, 2-017, 2-020, 2-021, 2-022, 2-023, 2-028,

2-034, 2-035, 2-036, 2-070, 2-071, 2-100, 2-101, 2-102, 2-104 and 2-105)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 15, 16, 17, 20, 21, 22, 23, 28, 34, 35, 36, 70, 71, 100, 101, 102, 104, and 105. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1047.11 feet S39°14’59”W of the NE corner of Section 5; to a point; thence N63°47’10”E a distance of 736.38 feet (224.450 meters) to a point; thence N63°47’10”E a distance of 89.79 feet (27.368 meters) to a point; thence east a distance of 155.88 feet (47.513 meters) along a non-tangential curve concave north having a radius of 6010.00 feet (1831.852 meters) and a central angle of 1°29’10”; to a point; thence S00°00’00”E a distance of 191.71 feet (58.435 meters) to a point; thence S90°00’00”E a distance of 80.00 feet (24.384 meters) to a point; thence S00°00’00”W a distance of 95.00 feet (28.956 meters) to a point; thence N90°00’00”W a distance of 180.00 feet (54.864 meters) to a point; thence S00°00’00”W a distance of 195.00 feet (59.436 meters) to a point; thence N90°00’00”W a distance of 135.00 feet (41.148 meters) to a point; thence S00°00’00”W a distance of 90.00 feet (27.432 meters) to a point; thence N89°41’14”W a distance of 303.77 feet (92.589 meters) to a point; thence S00°18’46”W a distance of 155.00 feet (47.244meters) to a point; thence N82°04’49”W a distance of 169.19 feet (51.570 meters) to a point; thence N26°03’53”W a distance of 419.99 feet (128.014 meters) to the Point of Beginning.

Attachment 1-17

The above parcel of land containing 8.9 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 7

(Tank Nos. 2-060, 2-061, 2-062, 2-063 and 2-067)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 60, 61, 62, 63, 67. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 991.00 feet S09°14’44”E of the NE corner of Section 5; to a point; thence N00°00’00”E a distance of 130.00 feet (39.624 meters) to a point; thence S90°00’00”E a distance of 175.00 feet (53.340 meters) to a point; thence S00°00’00”W a distance of 75.00 feet (22.860 meters) to a point; thence N90°00’00”W a distance of 65.00 feet (19.812 meters) to a point; thence S00°00’00”W a distance of 55.00 feet (16.764 meters) to a point; thence N90°00’00”W a distance of 110.00 feet (33.528 meters) to the Point of Beginning.

The above parcel of land containing 0.4 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 8

(Tank Nos. 2-072, 2-073, 2-074 and 2-075)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 72, 73, 74, and 75. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 1448.28 feet S15°00’04”W of the NE corner of Section 5; said corner monumented by a  3/4” x 24” rebar with a 1  1/2” aluminum cap stamped PE PLS 9283; thence N63°56’07”E a distance of 147.49 feet (44.956 meters) to a point; thence S26°03’53”E a distance of 245.00 feet (74.676 meters) to a point; thence N63°56’07”E a distance of 220.00 feet (67.056 meters) to a point; thence S26°03’53”E a distance of 400.00 feet (121.920 meters) to a point; thence S63°56’07”W a distance of 160.00 feet (48.768 meters) to a point; thence N26°03’53”W a distance of 310.00 feet (94.488 meters) to a point; thence S63°56’07”W a distance of 207.49 feet (63.244 meters) to a point; thence N26°03’53”W a distance of 269.50 feet (82.144 meters) to a point; thence N26°03’53”W a distance of 65.50 feet (19.964 meters) to the Point of Beginning.

Attachment 1-18

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 9

(Two Propane Loading Spots)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined as the “LPG Loading & Unloading Dock”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 3728.67 feet S74°53’31”W of the NE corner of Section 4; thence S02°52’25”W a distance of 200.00 feet (60.960 meters); thence N87°07’35”W a distance of 50.00 feet (15.240 meters); thence N02°52’25”E a distance of 200.00 feet (60.960 meters); thence S87°07’35”E a distance of 50.00 feet (15.240 meters) to the point of beginning.

The above parcel of land containing 0.2 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 10

(Pipeline Easement)

A parcel situate in the NW1/4 of Section 4 and the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined at the “Pipeline Easement”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 527.07 feet S04°36’50”W of the NE corner of Section 5; thence S85°00’51”E a distance of 57.02 feet (17.379 meters) to a point; thence S00°38’13”W a distance of 598.12 feet (182.309 meters) to a point; thence S88°54’22”W a distance of 41.07 feet (12.519 meters) to a point; thence S02°20’56”W a distance of 70.33 feet (21.436 meters) to a point; thence N87°39’04”W a distance of 9.17 feet (2.796 meters) to a point; thence S23°42’20”W a distance of 70.42 feet (21.464 meters) to a point; thence S60°19’01”E a distance of 44.53 feet (13.572 meters) to a point; thence S09°52’15”E a distance of 134.30 feet (40.935 meters) to a point; thence S04°08’32”E a distance of 86.91 feet (26.490 meters) to a point; thence S65°23’34”W a distance of 93.43 feet (28.477 meters) to a point; thence S24°36’26”E a distance of 13.79 feet (4.203 meters) to a point; thence S78°18’41”E a distance of 58.03 feet (17.686 meters) to a point; thence S11°41’19”W a distance of 20.00 feet (6.096 meters) to a point; thence N78°18’41”W a distance of 43.34 feet (13.209 meters) to a point; thence S24°36’26”E a distance of 62.13 feet (18.938 meters) to a point; thence S61°54’06”W a distance of 56.80 feet (17.314 meters) to a point; thence N27°08’41”W a distance of 32.02 feet (9.760 meters) to a point; thence S63°29’56”W a distance of 47.36 feet (14.436 meters) to a point; thence N50°44’04”W a distance of 22.69 feet (6.916 meters) to a point; thence N39°15’56”E a distance of 20.00 feet (6.096 meters) to a point; thence

Attachment 1-19

S50°44’04”E a distance of 9.76 feet (2.975 meters) to a point; thence N63°29’55”E a distance of 71.65 feet (21.838 meters) to a point; thence N25°02’54”W a distance of 53.17 feet (16.205 meters) to a point; thence N77°38’15”W a distance of 110.08 feet (33.552 meters) to a point; thence N29°58’48”W a distance of 25.55 feet (7.786 meters) to a point; thence N56°07’26”E a distance of 17.11 feet (5.214 meters) to a point; thence N11°55’04”W a distance of 25.72 feet (7.838 meters) to a point; thence N56°55’04”W a distance of 7.69 feet (2.344 meters) to a point; thence N33°04’56”E a distance of 20.00 feet (6.096 meters) to a point; thence S56°55’04”E a distance of 15.98 feet (4.869 meters) to a point; thence S11°55’04”E a distance of 55.35 feet (16.870 meters) to a point; thence S77°38’15”E a distance of 85.38 feet (26.025 meters) to a point; thence N65°23’34”E a distance of 91.95 feet (28.028 meters) to a point; thence N04°08’32”W a distance of 72.03 feet (21.953 meters) to a point; thence N09°52’15”W a distance of 123.88 feet (37.759 meters) to a point; thence N60°19’01”W a distance of 53.12 feet (16.192 meters) to a point; thence N23°42’20”E a distance of 109.85 feet (33.483 meters) to a point; thence N02°20’56”E a distance of 61.93 feet (18.876 meters) to a point; thence N88°54’22”E a distance of 40.50 feet (12.345 meters) to a point; thence N00°38’13”E a distance of 560.18 feet (170.744 meters) to a point; thence N85°00’51”W a distance of 38.48 feet (11.729 meters) to a point; thence N04°59’07”E a distance of 20.00 feet (6.096 meters) to the Point of Beginning.

The above parcel of land containing 0.8 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Attachment 1-20